Exhibit (h)(1)(q)

AMENDMENT NO. 4 TO TRANSFER AGENCY AGREEMENT

AMENDMENT made as of September 22, 2015 to the Transfer Agency Agreement (the “Agreement”) made as of February 1, 2002, as amended to date, between SANFORD C. BERNSTEIN FUND, INC., a Maryland corporation (the “Fund”), and ALLIANCEBERNSTEIN INVESTOR SERVICES, INC. (formerly, Alliance Global Investor Services, Inc.), a Delaware corporation (the “ABIS”). Capitalized terms not defined herein have the meaning set forth in the Agreement.

WITNESSETH

WHEREAS, the Fund and ABIS are parties to the Agreement;

WHEREAS, the Board of Directors of the Fund has approved the establishment of a new class of shares of each of the International Portfolio, the Tax-Managed International Portfolio, and the Emerging Markets Portfolio (collectively, the “Portfolios”) designated as “Class Z” shares;

WHEREAS, ABIS and the Fund desire to amend Schedule I to the Agreement to add the Class Z of each Portfolio to Schedule I;

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

In accordance with Section 28 of the Agreement, Schedule I to the Agreement is deleted in its entirety and replaced by Schedule I attached hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement as of the date first written above.

SANFORD C. BERNSTEIN FUND, INC.

By:
	Name:	Nancy E. Hay
	Title:	Assistant Secretary

ALLIANCEBERNSTEIN INVESTOR SERVICES, INC.

By:
	Name:	Eric C. Freed
	Title:	Assistant Secretary

SCHEDULE I

New York Municipal Portfolio

AB Intermediate New York Municipal Class A shares

AB Intermediate New York Municipal Class B shares

AB Intermediate New York Municipal Class C shares

AB Intermediate New York Municipal Advisor Class shares

California Municipal Portfolio

AB Intermediate California Municipal Class A shares

AB Intermediate California Municipal Class B shares

AB Intermediate California Municipal Class C shares

AB Intermediate California Municipal Advisor Class shares

Diversified Municipal Portfolio

AB Intermediate Diversified Municipal Class A shares

AB Intermediate Diversified Municipal Class B shares

AB Intermediate Diversified Municipal Class C shares

AB Intermediate Diversified Municipal Advisor Class shares

Short Duration Plus Portfolio

AB Short Duration Class A shares

AB Short Duration Class B shares

AB Short Duration Class C shares

AB Short Duration Class R shares

Tax-Managed International Class Portfolio

AB Tax-Managed International Class A shares

AB Tax-Managed International Class B shares

AB Tax-Managed International Class C shares

AB Tax-Managed International Class Z shares

International Portfolio

AB International Class A shares

AB International Class B shares

AB International Class C shares

AB International Class R shares

AB International Class Z shares

Emerging Markets Portfolio

AB Emerging Markets Class Z shares

3